Exhibit 10.18.1
December 10, 2007
Waverley Associates, Inc.
P.O. Box 2088
Menlo Park, CA 94026
Attn: Isaac Stein
     Re: Extension of Consulting Agreement
Dear Isaac:
     This will confirm the agreement of Maxygen, Inc. (“Maxygen”) and Waverley Associates, Inc. (“Waverley”) with respect to that certain Consulting Agreement entered effective April 1, 2006 (the “Agreement”), to extend the term of the Agreement one year such that it will terminate as of April 1, 2009, if not earlier terminated in accordance with its terms.
Yours sincerely,
/s/ Louis Lange
Louis Lange
Chairman of Maxygen
Compensation Committee
UNDERSTOOD AND AGREED
BY WAVERLEY ASSOCIATES, INC.

Signature:	/s/ Isaac Stein

Date: 12/19/07